UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K which was filed with the Securities and Exchange Commission on September 11, 2009, eMagin Corporation (the “Company”), entered into an agreement (the “Loan and Security Agreement”), effective as of September 1, 2009, with Access Business Finance L.L.C. (“Access”), pursuant to which the Company could borrow up to $3,000,000 from time to time subject to the terms and conditions set forth therein. Effective as of September 1, 2011, the Company and Access entered into the First Amendment of Loan and Security Agreement between the Company and Access (the “Amendment”) which effectively renewed the agreement for an additional year and lowered the fees paid by the Company. Pursuant to the Amendment the following changes were made to the Loan and Security Agreement:

•	the Borrowing Minimum Monthly was decreased from $6,000 to $2,000;

•	the Collateral Management Fee was decreased from .4% to 0%;

•	the Early Termination Fee minimum was reduced from $18,000 to $6,000;

•	the Interest Rate was increased from 4% over the Prime Rate but no less than 7.25% to 5% over the Prime Rate but no less than 8.25%; and

•	the Minimum Monthly Income (fee) was reduced from $5,000 to $1,000.

Any capitalized terms used but not otherwise defined in this Item 1.01 have the meanings given to them in the Loan and Security Agreement.

 Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
99.1	First Amendment of Loan and Security Agreement, dated as of September 1, 2011, between eMagin Corporation and Access Business Finance L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: September 30, 2011	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer